EXHIBIT 99.1

October 6, 2015

William H. Gray

Board of Directors

Competitive Companies, Inc.

19206 Huebner # 202

San Antonio, Texas 78258

Re: Board of Directors/Corporate Secretary Resignation

To the Board of Directors;

It is with much regret that I resign my position on the Company's Board of Directors and Corporate Secretary, effective November 1, 2015 for both Competitive Companies, Inc. and Wytec International. I wish to remain and continue on in role of the Company's VP Operations.

I appreciate the opportunity to serve as a member of the Board!

Sincerely,

/s/ Tina M. Bagley

Tina M. Bagley,

VP Operations

Cc: Mark Richardson